UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2017

New York REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500

Boston, MA 02114

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (617) 570-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Acquisition of Equity Interest in Worldwide Plaza

On June 1, 2017, New York REIT, Inc. (the “Company”), through a wholly owned subsidiary (the “WWP JV Sub”), acquired a 49.9% equity interest (the “Call Interest”) in WWP Holdings, LLC (“Worldwide Plaza”) pursuant to the Company’s exercise of its option (the “WWP Option”) under the joint venture agreement governing Worldwide Plaza (the “JV Agreement”). Pursuant to the JV Agreement, the purchase price paid by the Company for the Call Interest (including adjustments and net of closing costs) was approximately $276.7 million, including $30.0 million previously deposited in escrow in connection with the exercise of the WWP Option. Following this acquisition, WWP JV Sub now owns a total equity interest of 98.8% in Worldwide Plaza, with the other 1.2% equity interest in Worldwide Plaza having been retained by WWP JV Sub’s joint venture partner pursuant to its rights under the JV Agreement. The Company’s exercise of the WWP Option was previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2017.

Worldwide Plaza is the indirect owner of the Worldwide Plaza property, a mixed use building located on Eighth Avenue between 49th and 50th Streets in Manhattan containing approximately 2.05 million rentable square feet including approximately 1.8 million rentable square feet of office space.

Pursuant to the JV Agreement, the Company’s acquisition of the Call Interest was subject to the satisfaction of the conditions relating to WWP JV Sub as the transferee of the Call Interest under the mortgage and mezzanine indebtedness encumbering the Worldwide Plaza property pursuant to loan agreements dated as of February 25, 2013 (together, the “Loan Agreements”) for a mortgage loan in the aggregate amount of $710.0 million (the “Mortgage Loan”) and a mezzanine loan in the aggregate amount of $165.0 million (the “Mezzanine Loan” and, together with the Mortgage Loan, the “Loans”). At the closing of the Company’s purchase of the Call Interest, the Company paid, as required by the Loan Agreements, aggregate fees of approximately $2.2 million to the current lender under the Mortgage Loan, U.S. Bank National Association, as trustee for the benefit of the holders of COMM 2013-WWP Mortgage Trust, Commercial Mortgage Pass-Through Certificates, and the current lender under the Mezzanine Loan, CPPIB Credit Investments Inc. (together, the “Current Lenders”).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Worldwide Plaza Mortgage and Mezzanine Loans

As of June 1, 2017, $710.0 million was outstanding under the Mortgage Loan and $165.0 million was outstanding under the Mezzanine Loan. Pursuant to customary security agreements (the “Security Agreements”), the Mortgage Loan is secured by a mortgage on the Worldwide Plaza property and the Mezzanine Loan is secured by a pledge of indirect equity interests in the wholly owned subsidiaries of Worldwide Plaza that are borrowers under the Mezzanine Loan.

The principal balance of the Loans is due on the maturity date of March 6, 2023 but may be prepaid in whole, but not in part, at any time following December 6, 2022 without payment of any fee, penalty or premium. Prior to December 6, 2022, the Loans may not be prepaid except in connection with casualty or condemnation upon payment of a premium but may be defeased in their entirety, with the applicable collateral being released, pursuant to customary defeasance procedures.

The Mortgage Loan bears interest at a rate of 3.99868% per annum and the Mezzanine Loan bears interest at a rate of 6.75% per annum for a weighted average interest rate of 4.6% per annum. The Loans require monthly interest-only payments until April 6, 2018, when monthly principal amortization payments will also be required.

The Loans are generally non-recourse except with respect to liabilities arising out of certain so-called “bad boy” events and certain environmental indemnities. On June 1, 2017, as required under the Loan Agreements in connection with the transfer of the Call Interest to WWP JV Sub, the Company executed guaranties in favor of the Current Lenders with respect to these liabilities (the “Guaranties”) and environmental indemnity agreements (the “Environmental Indemnities”) with respect to these environmental indemnities. The Guaranties also require the Company to maintain a minimum net worth of $300.0 million (exclusive of the Company’s interest in the Worldwide Plaza property and any other collateral for the Loans) and minimum liquid assets of $10.0 million.

The descriptions of the Loan Agreements, the Security Agreements, the Guaranties and the Environmental Indemnities in this Current Report on Form 8-K are summaries and are qualified in their entirety by the complete terms of the Loan Agreements, the Security Agreements, the Guaranties and the Environmental Indemnities. Copies of the Loan Agreements, the Security Agreements, the Guaranties and the Environmental Indemnities are attached as Exhibits 10.1-10.8 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Other Events.

On June 1, 2017, the Company issued a press release announcing the acquisition of the Call Interest, a copy of which is filed as Exhibit 99.1 hereto.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Financial statements of the real estate operations acquired and any additional information specified by Rule 3-14 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

Pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed.

(d) Exhibits

Exhibit No.	Description

10.1	Loan Agreement, dated as of February 25, 2013 by and among WWP Office, LLC, WWP Amenities, LLC, German American Capital Corporation and Bank of America, N.A.
10.2	Mezzanine Loan Agreement, dated as of February 25, 2013, by and among WWP Mezz, LLC, German American Capital Corporation and Bank of America, N.A.
10.3

Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of February 25, 2013, by and among WWP Office, LLC to German American Capital Corporation and Bank of America, N.A.

10.4	Pledge and Security Agreement, dated as of February 25, 2013, by WWP Mezz, LLC in favor of German American Capital Corporation and Bank of America, N.A.
10.5

Guaranty of Recourse Obligations, dated as of June 1, 2017, by New York REIT, Inc. for the benefit of U.S. Bank National Association, as Trustee for the Benefit of the Holders of COMM 2013-WWP Mortgage Trust, Commercial Mortgage Pass-Through Certificates.

10.6	Guaranty of Recourse Obligations (Mezzanine), dated as of June 1, 2017, by New York REIT, Inc. for the benefit of CPPIB Credit Investments, Inc.
10.7

Environmental Indemnity Agreement, dated as of June 1, 2017, by New York REIT, Inc. for the benefit of U.S. Bank National Association, as Trustee for the Benefit of the Holders of COMM 2013-WWP Mortgage Trust, Commercial Mortgage Pass-Through Certificates.

10.8	Environmental Indemnity Agreement (Mezzanine), dated as of June 1, 2017, by New York REIT, Inc. for the benefit of CPPIB Credit Investments, Inc.
99.1	Press Release dated June 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2017	NEW YORK REIT, INC.

	By:	/s/ Wendy Silverstein
Wendy Silverstein
Chief Executive Officer and President